Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG FIRST QUARTER 2018 RESULTS, RAISES OUTLOOK

o	Total revenues[1] increased 9% to $11.4 billion in the first quarter

o	Shareholders’ net income for the first quarter was $915 million, or $3.72 per share

o	Adjusted income from operations[2] in the first quarter was $1.0 billion, or $4.11 per share

o	Global medical customer base[3] is now projected to grow in the range of 400,000 to 500,000 lives in 2018

o	Adjusted income from operations[2,4,5] is now projected to grow in the range of 19% to 23%, to $3.17 billion to $3.27 billion in 2018, or $12.85 to $13.25 per share[5]

BLOOMFIELD, CT, May 3, 2018 – Cigna Corporation (NYSE: CI) today reported strong first quarter 2018 results, continuing the company’s consistent track record of driving attractive revenue and earnings growth through its differentiated portfolio of businesses.

“Cigna's strong first quarter performance was driven by the continued, effective execution of our proven growth strategy, which we expect to further accelerate through our pending combination with Express Scripts,” said David M. Cordani, President and Chief Executive Officer.  “We continue to deliver exceptional value for our customers and clients with market-leading solutions that provide greater affordability, personalization and predictability.”

Total revenues1 in the quarter were $11.4 billion, an increase of 9% over first quarter 2017, led by continued strong business growth in Cigna's Commercial Healthcare and Global Supplemental Benefits segments.

For the first quarter of 2018, shareholders’ net income was $915 million, or $3.72 per share, compared with $598 million, or $2.30 per share, for the first quarter of 2017.

Cigna's adjusted income from operations2 for the first quarter of 2018 was $1.0 billion, or $4.11 per share, compared with $719 million, or $2.77 per share, for the first quarter of 2017.  This represents per share growth of 48% and reflects continued strong contributions from each of the company’s growth platforms.

Reconciliations of shareholders’ net income to adjusted income from operations2 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to consolidated operating revenues6 and shareholders’ net income to adjusted income from operations2:
Consolidated Financial Results[1] (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Total Revenues	$11,380	$10,474	$10,656
Net Realized Investment (Gains) Losses	35	(46)	(23)
Consolidated Operating Revenues[6]	$11,415	$10,428	$10,633

Consolidated Earnings, Net of Taxes
Shareholders’ Net Income	$915	$598	$266
Net Realized Investment (Gains) Losses	25	(31)	(16)
Amortization of Other Acquired Intangible Assets[2]	20	20	12
Special Items[2]	50	132	221
Adjusted Income from Operations[2]	$1,010	$719	$483

Shareholders’ Net Income, per share	$3.72	$2.30	$1.07
Adjusted Income from Operations[2], per share	$4.11	$2.77	$1.94

•	Cash and marketable investments at the parent company were $1.0 billion at March 31, 2018 and $1.2 billion at December 31, 2017.

•
Year to date, as of May 2, 2018, the Company repurchased 1.3 million shares of common stock for approximately $275 million.  The Company does not expect to conduct additional share repurchases prior to closing of the Express Scripts combination.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of shareholders’ net income to adjusted income (loss) from operations2.

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results[1] (dollars in millions, customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Operating Revenues	$9,089	$8,287	$8,390
Adjusted Income from Operations[2]	$871	$610	$397
Adjusted Margin, After-Tax[7]	9.6%	7.4%	4.7%

	As of the Periods Ended
	March 31,		December 31,
Customers:	2018	2017	2017
Commercial	15,750	15,232	15,420
Government	484	502	487
Medical[3]	16,234	15,734	15,907

Behavioral Care	26,998	26,006	26,849
Dental	16,521	15,788	15,801
Pharmacy	8,796	8,910	8,960
Medicare Part D	784	853	821

•	Global Health Care delivered strong revenue and earnings growth in the first quarter, led by continued strong performance of the company’s Commercial Employer business in our targeted markets.

•
First quarter 2018 operating revenues increased 10% relative to first quarter 2017, driven by Commercial customer growth, premium increases consistent with underlying cost trends and specialty contributions.

•
Cigna's medical customer base[3] grew by 327,000 customers in first quarter 2018 to a total of 16.2 million customers, driven by continued organic growth in our Select, Individual and Middle Market segments.

•
First quarter 2018 adjusted income from operations[2] and adjusted margin, after-tax[7] reflect medical and specialty business growth, strong medical cost performance, a lower tax rate and favorable prior year reserve development.

•	Adjusted income from operations[2] for first quarter 2018 and first quarter 2017 included favorable prior year reserve development on an after-tax basis of $43 million and $61 million, respectively.

•
The Total Commercial medical care ratio[8] (“MCR”) of 73.7% for first quarter 2018 reflects the consistent strong performance of our Commercial business, the pricing effect of the resumption of the health insurance tax, and favorable prior year reserve development.

•	The Total Government MCR[8] of 84.5% for first quarter 2018 reflects strong performance in Medicare Advantage and the seasonal impacts of Medicare Part D.

•
First quarter 2018 Global Health Care operating expense ratio[8] of 22.7% reflects the return of the health insurance tax, ongoing investments in growth and innovation, and continued effective expense management.

•	Global Health Care net medical costs payable[9] was approximately $2.68 billion at March 31, 2018 and $2.45 billion at December 31, 2017.

Global Supplemental Benefits

This segment includes Cigna’s global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Operating Revenues[10]	$1,102	$909	$1,023
Adjusted Income from Operations[2]	$112	$74	$81
Adjusted Margin, After-Tax[7]	10.2%	8.1%	7.9%

	As of the Periods Ended
	March 31,		December 31,
	2018	2017	2017

Policies[10]	13,491	12,611	13,138

•
Global Supplemental Benefits delivered outstanding top line and bottom line results in first quarter 2018, continuing our long track record of profitable growth through innovative product design and distribution strategies tailored to the evolving needs of individual consumers.

•	First quarter 2018 operating revenues[10] grew 21% over first quarter 2017, primarily reflecting continued business growth and some favorable impact from foreign currency movements.

•	First quarter 2018 adjusted income from operations[2] and adjusted margin, after-tax[7] reflect business growth and strong operating expense management.

Group Disability and Life

This segment includes Cigna’s group disability, life and accident insurance operations.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Operating Revenues	$1,116	$1,121	$1,109
Adjusted Income from Operations[2]	$67	$68	$61
Adjusted Margin, After-Tax[7]	6.0%	6.1%	5.5%

•
Group Disability and Life continues to create value for our customers and clients with customized solutions that improve health, productivity and sense of security, particularly when integrated with the company’s medical and other specialty offerings.

•	First quarter 2018 adjusted income from operations[2] and adjusted margin, after-tax[7] reflect solid performance of our Disability business and modestly elevated life insurance claims.

Corporate & Other Operations

Adjusted loss from operations2 for Cigna's remaining operations is presented below:
Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Corporate & Other Operations	$(40)	$(33)	$(56)

•	First quarter 2018 adjusted loss from operations[2] improved sequentially primarily driven by favorable impacts on corporate income taxes from stock-based compensation programs.

2018 OUTLOOK

Cigna's outlook for full year 2018 consolidated adjusted income from operations2,4,5 is in the range of $3.17 billion to $3.27 billion, or $12.85 to $13.25 per share.  Cigna’s outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment.5

(dollars in millions, except where noted and per share amounts)	Projection for Full- Year Ending		Change from Prior
	December 31, 2018 [2,4,5]		Projection

Adjusted Income (Loss) from Operations
Global Health Care	$2,670 to 2,730	$	+ 50 to 70
Global Supplemental Benefits	$390 to 410	$	+ 10
Group Disability and Life	$330 to 350	$
Ongoing Businesses	$3,390 to 3,490	$	+ 60 to 80

Corporate & Other Operations	$(220)	$	+ 10
Consolidated Adjusted Income from Operations	$3,170 to 3,270	$	+ 70 to 90

Consolidated Adjusted Income from Operations, per share	$12.85 to 13.25	$	+ 0.35 to 0.45

2018 Operating Metrics and Ratios Outlook
Total Revenue Growth	7% to 8%

Full Year Total Commercial Medical Care Ratio[8]	77.5% to 78.5%
Full Year Total Government Medical Care Ratio[8]	83.5% to 84.5%	- 50 bps
Full Year Global Health Care Operating Expense Ratio[8]	22.5% to 23.5%
Global Medical Customer Growth[3]	400,000 to 500,000 Customers	+ 0 to 100,000 Customers
Consolidated Adjusted Tax Rate[11]	24% to 25%

The foregoing statements represent the Company’s current estimates of Cigna's 2018 consolidated and segment adjusted income from operations2,4 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review first quarter 2018 results and discuss full year 2018 outlook beginning at 8:30 a.m. EDT.  A link to the conference call is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

Earnings Conference Call

The call-in numbers for the conference call are as follows:

Live Call
(888) 324-7575 (Domestic)
(210) 234-0013 (International)
Passcode: 5032018

Replay
(866) 484-6429 (Domestic)
(203) 369-1603 (International)

 It is strongly suggested you dial in to the conference call by 8:15 a.m. EDT.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to helping people improve their health, well-being and sense of security. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Connecticut General Life Insurance Company, Cigna Health and Life Insurance Company, Life Insurance Company of North America and Cigna Life Insurance Company of New York. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance. Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 95 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit https://www.cigna.com. For more information about Cigna's proposed acquisition of Express Scripts, please visit http://www.makinghealthcaresimple.com.

Notes:

1.
Effective January 1, 2018, the Company adopted Accounting Standards Update 2014-09 “Revenue from Contracts with Customers” through full retrospective restatement. The adoption of ASU 2014-09 had no impact to shareholders’ net income, adjusted income from operations or cash flows, however the adoption resulted in certain reclassifications in the Consolidated and Global Health Care Segment income statements.  Additional information regarding adoption of the new revenue accounting standard is available in the Company’s Form 10-Q expected to be filed on May 3, 2018.

2.
Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders’ net income.

3.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

4.
Management is not able to provide a reconciliation to shareholders’ net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income could vary materially.

5.
The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.  Also, the Company’s outlook is presented on the basis of the new revenue accounting standard (ASU 2014-09) adopted effective January 1, 2018.

6.
The measure “consolidated operating revenues” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.”  We define consolidated operating revenues as total revenues excluding realized investment results.  We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment.  As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

7.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care operating expense ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.93 billion as of March 31, 2017 and $2.72 billion as of December 31, 2017.

10.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

11.
The measure “consolidated adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate.”  We define consolidated adjusted tax rate as the income tax rate applicable to the Company’s pre-tax income excluding net realized investment results, net amortization of other acquired intangible assets and special items.  Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2018, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2017; projected growth beyond 2018; projected medical care and operating expense ratios and medical cost trends; our projected consolidated adjusted tax rate; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years;  the proposed merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions, including with respect to the Merger; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; our ability to obtain shareholder or regulatory approvals required for the Merger or the requirement to accept conditions that could reduce the anticipated benefits of the Merger as a condition to obtaining regulatory approvals; a longer time than anticipated to consummate the proposed Merger; problems regarding the successful integration of the businesses of Express Scripts and Cigna; unexpected costs regarding the proposed Merger; diversion of management’s attention from ongoing business operations and opportunities during the pendency of the Merger; potential litigation associated with the proposed Merger; the ability to retain key personnel; the availability of financing, including relating to the proposed Merger; effects on the businesses as a result of uncertainty surrounding the proposed Merger; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Express Scripts’ most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.express-scripts.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)	Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

REVENUES

Premiums	$8,999	$8,151
Fees	1,353	1,248
Net investment income	329	303
Mail order pharmacy revenues	717	710
Other revenues	15	16
Net realized investment gains (losses)	(33)	46

Total revenues	11,380	10,474
Less: Net realized investment gains (losses)	(33)	46
Less: Net realized investment (losses) from equity method subsidiaries(1)	(2)	-

Consolidated operating revenues	$11,415	$10,428

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income (loss)	$915	$598
After-tax adjustments to reconcile to adjusted income from operations:
Net realized investment (gains) losses(1)	25	(31)
Amortization of other acquired intangible assets	20	20
Special items	50	132

Adjusted income from operations(2)	$1,010	$719

Adjusted income (loss) from operations by segment
Global Health Care	$871	$610
Global Supplemental Benefits	112	74
Group Disability and Life	67	68
Ongoing Operations	1,050	752
Corporate and Other	(40)	(33)

Total adjusted income from operations(2)	$1,010	$719

DILUTED EARNINGS PER SHARE

Shareholders' net income (loss)	$3.72	$2.30
After-tax adjustments to reconcile to adjusted income from operations:
Net realized investment (gains) losses(1)	0.10	(0.12)
Amortization of other acquired intangible assets	0.08	0.08
Special items	0.21	0.51

Adjusted income from operations(2)	$4.11	$2.77
Weighted average shares (in thousands)	245,788	259,774
Common shares outstanding (in thousands)	243,250	256,217

SHAREHOLDERS' EQUITY at March 31,	$14,195	$14,202

SHAREHOLDERS' EQUITY PER SHARE at March 31,	$58.36	$55.43

(1)  Beginning in 2018, Cigna's share of the realized investment results of its joint ventures in China and India that is reported in other revenues is excluded from operating revenues and adjusted income from operations.

(2)  Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

CIGNA CORPORATION	Exhibit 2
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS

(Dollars in millions, except per share amounts)
	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended,	1Q18	1Q17	4Q17	1Q18	1Q17	4Q17	1Q18	1Q17	4Q17

Shareholders' net income (loss)	$3.72	$2.30	$1.07	$915	$598	$266	$842	$544	$529
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses(1)	0.10	(0.12)	(0.06)	25	(31)	(16)	15	(16)	(3)
Amortization of other acquired intangible assets	0.08	0.08	0.05	20	20	12	14	14	8
Special items:
Transaction-related costs	0.21	0.19	0.10	50	49	25	-	-	-
Long-term care guaranty fund assessment	-	0.32	-	-	83	-	-	68	-
U.S. tax reform	-	-	0.78	-	-	196	-	-	(137)
Adjusted income (loss) from operations	$4.11	$2.77	$1.94	$1,010	$719	$483	$871	$610	$397
Weighted average shares (in thousands)	245,788	259,774	249,181

Special items, pre-tax:
Transaction-related costs				$60	$63	$38	$-	$-	$-
Long-term care guaranty fund assessment				-	129	-	-	106	-
U.S. tax reform				-	-	(56)	-	-	-
Total				$60	$192	$(18)	$-	$106	$-

(1) Beginning in 2018, includes Cigna's share of the realized investment results of its joint ventures in China and India.

CIGNA CORPORATION	Exhibit 2
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME FROM OPERATIONS

(Dollars in millions, except per share amounts)
	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended,	1Q18	1Q17	4Q17	1Q18	1Q17	4Q17	1Q18	1Q17	4Q17

Shareholders' net income (loss)	$105	$77	$19	$54	$59	$105	$(86)	$(82)	$(387)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses(1)	1	(9)	(15)	13	(6)	(5)	(4)	-	7
Amortization of other acquired intangible assets	6	6	4	-	-	-	-	-	-
Special items:
Transaction-related costs	-	-	-	-	-	-	50	49	25
Long-term care guaranty fund assessment	-	-	-	-	15	-	-	-	-
U.S. tax reform	-	-	73	-	-	(39)	-	-	299
Adjusted income (loss) from operations	$112	$74	$81	$67	$68	$61	$(40)	$(33)	$(56)
Weighted average shares (in thousands)

Special items, pre-tax:
Transaction-related costs	$-	$-	$-	$-	$-	$-	$60	$63	$38
Long-term care guaranty fund assessment	-	-	-	-	23	-	-	-	-
U.S. tax reform	-	-	-	-	-	-	-	-	(56)
Total	$-	$-	$-	$-	$23	$-	$60	$63	$(18)

(1) Beginning in 2018, includes Cigna's share of the realized investment results of its joint ventures in China and India.